Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS THIRD-QUARTER AND NINE-MONTH 2022 RESULTS
AND INCREASES FULL-YEAR 2022 GUIDANCE
THIRD-QUARTER HIGHLIGHTS:
•TOTAL REVENUE UP 28.5%; SAME-UNIT REVENUE UP 12.3%
•GAAP EPS UP 29.3%; ADJUSTED EPS UP 24.4%
•INCOME FROM CONTINUING OPERATIONS UP 26.6%; ADJUSTED EBITDA UP 23.1%
NINE-MONTH HIGHLIGHTS:
•TOTAL REVENUE UP 29.6%; SAME-UNIT REVENUE UP 11.1%
•GAAP EPS UP 48.0%; ADJUSTED EPS UP 25.5%
•INCOME FROM CONTINUING OPERATIONS UP 45.1%; ADJUSTED EBITDA UP 26.7%
2022 OUTLOOK:
•TOTAL REVENUE GROWTH INCREASED TO 26% - 28%
•GAAP EPS INCREASED TO 48% - 51%
•ADJUSTED EPS INCREASED TO 26% - 28%

CLEVELAND (October 27, 2022) – CBIZ, Inc., (NYSE: CBZ) (“CBIZ” or the “Company”), a leading provider of financial, insurance and advisory services, today announced results for the third quarter ended September 30, 2022.

For the 2022 third quarter, CBIZ recorded revenue of $363.3 million, an increase of $80.5 million, or 28.5%, compared with $282.7 million reported for the same period in 2021. Acquired operations, net of divestitures, contributed $45.7 million, or 16.2%, to third-quarter 2022 revenue growth. Same-unit revenue increased by $34.8 million, or 12.3%, for the quarter, compared with the same period a year ago. Income from continuing operations was $27.5 million, or $0.53 per diluted share, compared with $21.7 million, or $0.41 per diluted share, for the same period a year ago.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

Adjusted income from continuing operations was $26.5 million, or $0.51 per diluted share, compared with $21.7 million, or $0.41 per diluted share, for the same period a year ago. Adjusted EBITDA for the third quarter was $45.9 million, compared with $37.3 million for the same period in 2021.
For the nine months ended September 30, 2022, CBIZ recorded revenue of $1,116.9 million, an increase of $254.8 million, or 29.6%, over the $862.1 million recorded for the same period in 2021. Acquisitions, net of divestitures, contributed $159.5 million, or 18.5%, to revenue growth in the nine months ended September 30, 2022. Same-unit revenue increased by $95.3 million, or 11.1%, compared with the same period a year ago. Income from continuing operations was $116.9 million, or $2.22 per diluted share, for the nine months ended September 30, 2022, compared with $80.5 million, or $1.50 per diluted share, for the same period a year ago.

Adjusted income from continuing operations was $121.8 million, or $2.31 per diluted share, for the nine months ended September 30, 2022, compared with $98.7 million, or $1.84 per diluted share, for the same period a year ago. Adjusted EBITDA for the nine months was $194.5 million, compared with $153.5 million for the same period in 2021.

As previously announced in the second quarter of 2021, the Company recorded a nonrecurring settlement charge of $30.5 million and a $6.4 million non-recurring gain on sale of operations. These items were eliminated to arrive at Adjusted earnings per diluted share for the nine months ended September 30, 2021. In 2022, the Company incurred non-recurring transaction and first-year integration expenses related to the Marks Paneth acquisition. These expenses were eliminated to report Adjusted earnings per diluted share for 2022. Schedules reconciling Adjusted income from continuing operations, Adjusted EPS and Adjusted EBITDA to the most directly comparable GAAP measures can be found in the tables included in this release.

During the nine months ended September 30, 2022, the Company repurchased approximately 1.6 million shares of its common stock on the open market. Between October 1, 2022, and October 26, 2022, the Company repurchased an additional 397,000 shares. The balance outstanding on the Company’s unsecured credit facility on September 30, 2022, was $271.1 million with $310.9 million of unused borrowing capacity.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “We are pleased that our very strong performance for the first half this year has continued through the third quarter. With same unit revenue up 11.1% year-to-date, we are seeing strong organic revenue growth from every major service line across our business. Our recent acquisitions are also significant contributors to our results this year. Given our positive performance to date and our outlook for the remainder of the year, we are raising our full-year 2022 guidance of revenue growth to within a range of 26% and 28% and growth in adjusted earnings per share to within a range of 26% and 28%.”

2022 Outlook
•The Company increased its revenue growth expectations to within a range of 26% to 28% over the prior year, up from previous guidance of 23% to 25% in revenue growth.
•On a GAAP basis, the Company expects full-year fully diluted earnings per share from continuing operations to grow within a range of 48% to 51% per share over the $1.32 per share reported in 2021, up from previous guidance of 45% to 48% growth per share.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

•The Company expects Adjusted fully diluted earnings per share from continuing operations to grow within a range of 26% to 28% over the Adjusted $1.66 reported for 2021, up from previous guidance of a 25% to 27% increase per share. A schedule reconciling GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS is attached.
•Although multiple factors may impact the tax rate, the Company expects an effective tax rate of approximately 25%.
•The Company expects a weighted average fully diluted share count of 52.5 million to 53.0 million shares.
Conference Call
CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview. Participants may register at https://dpregister.com/sreg/10172401/f4d7c90ec1.

About CBIZ
CBIZ is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 100 offices in 32 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.

Forward-Looking Statements
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the impact of COVID-19 on the Company’s business and operations and those of our clients; the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(In thousands, except percentages and per share data)

	Three Months Ended September 30,
	2022	%	2021	%
Revenue	$363,262	100.0%	$282,719	100.0%
Operating expenses (1)	306,017	84.2	238,328	84.3
Gross margin	57,245	15.8	44,391	15.7
Corporate general and administrative expenses (1)	15,893	4.4	13,035	4.6
Operating income	41,352	11.4	31,356	11.1
Other (expense) income:
Interest expense	(2,305)	(0.6)	(1,016)	(0.4)
Gain on sale of operations, net	176	—	—	—
Other expense, net (1) (2)	(2,618)	(0.7)	(1,133)	(0.4)
Total other expense, net	(4,747)	(1.3)	(2,149)	(0.8)
Income from continuing operations before income tax expense	36,605	10.1	29,207	10.3
Income tax expense	9,131		7,512
Income from continuing operations	27,474	7.6	21,695	7.7
Loss from operations of discontinued businesses, net of tax	(4)		(4)
Net Income	$27,470	7.6%	$21,691	7.7%

Diluted income per share:
Continuing operations	$0.53		$0.41
Discontinued operations	—		—
Net income	$0.53		$0.41

Diluted weighted average common shares outstanding	52,238		53,226
Other data from continuing operations:
Adjusted EBITDA (3)	$45,865		$37,268
Adjusted EPS (3)	$0.51		$0.41

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other expense, net." The deferred compensation plan has no impact on "Income from continuing operations before income tax expense."
Income and expenses related to the deferred compensation plan for the three months ended September 30, 2022, and 2021 are as follows (in thousands):

	Three Months Ended September 30,
	2022	% of Revenue	2021	% of Revenue
Operating income	$(3,995)	(1.1)%	$(212)	(0.1)%
Corporate general and administrative income	(697)	(0.2)%	(86)	—%
Other expense, net	(4,692)	(1.3)%	(298)	(0.1)%

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Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended September 30, 2022, and 2021 are as follows (in thousands):

	Three Months Ended September 30,
	2022				2021
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$57,245	$(3,995)	$53,250	14.7%	$44,391	$(212)	$44,179	15.6%
Operating income	41,352	(4,692)	36,660	10.1%	31,356	(298)	31,058	11.0%
Other expense, net	(2,618)	4,692	2,074	0.6%	(1,133)	298	(835)	(0.3)%
Income from continuing operations before income tax expense	36,605	—	36,605	10.1%	29,207	—	29,207	10.3%

(2)Included in "Other expense, net" for the three months ended September 30, 2022 and 2021, is expense of $0.4 million and $0.8 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021
(In thousands, except percentages and per share data)

	Nine Months Ended September 30,
	2022	%	2021	%
Revenue	$1,116,936	100.0%	$862,097	100.0%
Operating expenses (1)	886,052	79.3	699,233	81.1
Gross margin	230,884	20.7	162,864	18.9
Corporate general and administrative expenses (1)	43,128	3.9	41,334	4.8
Legal settlement, net	—	—	30,468	3.5
Operating income	187,756	16.8	91,062	10.6
Other income (expense):
Interest expense	(5,209)	(0.5)	(2,852)	(0.3)
Gain on sale of operations, net	311	—	6,385	0.7
Other (expense) income, net (1) (2)	(24,919)	(2.2)	12,029	1.4
Total other (expense) income, net	(29,817)	(2.7)	15,562	1.8
Income from continuing operations before income tax expense	157,939	14.1	106,624	12.4
Income tax expense	41,074		26,100
Income from continuing operations	116,865	10.5	80,524	9.3
Loss from operations of discontinued businesses, net of tax	(13)		(17)
Net income	$116,852	10.5%	$80,507	9.3%

Diluted income per share:
Continuing operations	$2.22		$1.50
Discontinued operations	—		—
Net income	$2.22		$1.50

Diluted weighted average common shares outstanding	52,720		53,796
Other data from continuing operations:
Adjusted EBITDA (3)	$194,494		$153,480
Adjusted EPS (3)	$2.31		$1.84

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other (expense) income, net." The deferred compensation plan has no impact on "Income from continuing operations before income tax expense."

Income and expenses related to the deferred compensation plan for the nine months ended September 30, 2022, and 2021 are as follows (in thousands):

	Nine Months Ended September 30,
	2022	% of Revenue	2021	% of Revenue
Operating (income) expenses	$(23,000)	(2.1)%	$11,165	1.3%
Corporate general and administrative (income) expenses	(3,319)	(0.3)%	1,260	0.1%
Other (expense) income, net	(26,319)	(2.4)%	12,425	1.4%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the nine months ended September 30, 2022, and 2021 are as follows (in thousands):

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

	Nine Months Ended September 30,
	2022				2021
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$230,884	$(23,000)	$207,884	18.6%	$162,864	$11,165	$174,029	20.2%
Operating income	187,756	(26,319)	161,437	14.5%	91,062	12,425	103,487	12.0%
Other (expense) income, net	(24,919)	26,319	1,400	0.1%	12,029	(12,425)	(396)	—%
Income from continuing operations before income tax expense	157,939	—	157,939	14.1%	106,624	—	106,624	12.4%

(2)Included in "Other (expense) income, net" for the nine months ended September 30, 2022 and 2021, is expense of $1.9 million and $1.6 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands)
SELECT SEGMENT DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Financial Services	$259,998	$187,232	$808,052	$577,970
Benefits and Insurance Services	92,067	85,797	276,261	255,656
National Practices	11,197	9,690	32,623	28,471
Total	$363,262	$282,719	$1,116,936	$862,097

Gross Margin
Financial Services	$39,661	$31,054	$168,272	$129,126
Benefits and Insurance Services	18,746	16,758	55,263	51,908
National Practices	1,454	1,176	3,405	2,929
Operating expenses - unallocated (1):
Other expense	(6,611)	(4,809)	(19,056)	(9,934)
Deferred compensation	3,995	212	23,000	(11,165)
Total	$57,245	$44,391	$230,884	$162,864

(1)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other (expense) income, net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense (income) in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other (expense) income, net."

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
SELECT CASH FLOW DATA (UNAUDITED)
(In thousands)

	Nine Months Ended September 30,
	2022	2021
Net income	$116,852	$80,507
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	24,707	19,921
Gain on sale of operations, net	(311)	(6,385)
Bad debt expense, net of recoveries	1,295	562
Adjustments to contingent earnout liability, net	1,917	1,599
Stock-based compensation expense	11,987	8,359
Other noncash adjustments	3,607	6,768
Net income, after adjustments to reconcile net income to net cash provided by operating activities	160,054	111,331
Changes in assets and liabilities, net of acquisitions and divestitures	(99,982)	(30,367)
Operating cash flows provided by continuing operations	60,072	80,964
Operating cash used in discontinued operations	(13)	(18)
Net cash provided by operating activities	60,059	80,946
Net cash used in investing activities	(95,550)	(70,728)
Net cash provided by financing activities	6,025	1,678
Net (decrease) increase in cash, cash equivalents and restricted cash	(29,466)	11,896
Cash, cash equivalents and restricted cash at beginning of year	$150,474	$170,335
Cash, cash equivalents and restricted cash at end of period	$121,008	$182,231

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$2,040	$2,749
Restricted cash	39,555	37,320
Cash equivalents included in funds held for clients	79,413	142,162
Total cash, cash equivalents and restricted cash	$121,008	$182,231

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS (UNAUDITED)
(In thousands)

	September 30, 2022	December 31, 2021
Cash and cash equivalents	2,040	1,997
Restricted cash	39,555	30,383
Accounts receivable, net	398,970	242,168
Current assets before funds held for clients	457,630	293,765
Funds held for clients	125,451	157,909
Goodwill and other intangible assets, net	957,186	840,783

Total assets	1,899,618	1,627,934

Current liabilities before client fund obligations	330,513	265,174
Client fund obligations	128,091	158,115
Total long-term debt, net	268,936	154,851

Total liabilities	1,125,493	923,386

Treasury stock	(769,981)	(694,716)

Total stockholders' equity	774,125	704,548

Debt to equity	34.7%	22.0%
Days sales outstanding (DSO) - continuing operations (1)	93	71

Shares outstanding	51,181	52,038
Basic weighted average common shares outstanding	51,827	52,637
Diluted weighted average common shares outstanding	52,720	53,723

(1)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO on September 30, 2021 was 88.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
GAAP RECONCILIATION
Income from Continuing Operations to Adjusted EBITDA (1)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Income from continuing operations	$27,474	$21,695	$116,865	$80,524
Interest expense	2,305	1,016	5,209	2,852
Income tax expense	9,131	7,512	41,074	26,100
Gain on sale of operations, net	(176)	—	(311)	(6,385)
Gain on sale of assets, net	(2,391)	—	(2,391)	—
Legal settlement, net	—	—	—	30,468
Transaction costs related to Marks Paneth (2)	—	—	1,329	—
Integration & retention costs related to Marks Paneth (2)	1,280	—	8,012	—
Depreciation	2,771	2,808	8,378	8,010
Amortization	5,471	4,237	16,329	11,911
Adjusted EBITDA	$45,865	$37,268	$194,494	$153,480

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, "Income from continuing operations." Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders as a performance measurement to evaluate, assess and benchmark the Company's operational results.
(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature.

CBIZ, INC.
GAAP RECONCILIATION
Income and Diluted Earnings Per Share (“EPS”) from Continuing Operations to Adjusted Income and EPS(1)
(In thousands, except per share data)

	Three Months Ended September 30, 2022		Three Months Ended September 30, 2021
	Amounts	EPS	Amounts	EPS
Income from continuing operations	$27,474	$0.53	$21,695	$0.41
Adjustments:
Gain on sale of operations, net	(176)	—	—	—
Gain on sale of assets, net	(2,391)	(0.05)	—	—
Integration & retention costs related to Marks Paneth (2)	1,280	0.02	—	—
Income tax effect related to adjustments	321	0.01	—	—
Adjusted income from continuing operations	$26,508	$0.51	$21,695	$0.41

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted Income and Adjusted EPS to the most directly comparable GAAP financial measures, “Income from continuing operations” and "Diluted earnings per share from continuing operations." Adjusted Income and Adjusted EPS are not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted Income and Adjusted EPS, which excludes significant non-operating related gains and losses, are used by the Company for its shareholders and debt holders as a performance measure to evaluate, assess and benchmark the Company's operational results.
(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

	Nine Months Ended September 30, 2022		Nine Months Ended September 30, 2021
	Amounts	EPS	Amounts	EPS
Income from continuing operations	$116,865	$2.22	$80,524	$1.50
Adjustments:
Gain on sale of operations, net	(311)	(0.01)	(6,385)	(0.12)
Gain on sale of assets, net	(2,391)	(0.05)	—	—
Legal settlement, net	—	—	30,468	0.57
Transaction costs related to Marks Paneth (2)	1,329	0.03	—	—
Integration & retention costs related to Marks Paneth (2)	8,012	0.15	—	—
Income tax effect related to adjustments	(1,727)	(0.03)	(5,896)	(0.11)
Adjusted income from continuing operations	$121,777	$2.31	$98,711	$1.84

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted Income and Adjusted EPS to the most directly comparable GAAP financial measures, “Income from continuing operations” and "Diluted earnings per share from continuing operations." Adjusted Income and Adjusted EPS are not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted Income and Adjusted EPS, which excludes significant non-operating related gains and losses, are used by the Company for its shareholders and debt holders as a performance measure to evaluate, assess and benchmark the Company's operational results.
(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
GAAP RECONCILIATION
Full Year 2022 EPS from Continuing Operations Guidance to Full Year 2022 Adjusted Diluted EPS

	Full Year 2022 Guidance
	Low	High
Diluted EPS - GAAP Guidance	$1.96	$1.99
Transaction and integration costs related to Marks Paneth (1)	0.16	0.16
Gain on sale of asset, net	(0.03)	(0.03)
Adjusted Diluted EPS Guidance	$2.09	$2.12
GAAP Diluted EPS for 2021	$1.32	$1.32
Adjusted Diluted EPS for 2021 (2)	$1.66	$1.66
GAAP Diluted EPS Range	48%	51%
Adjusted Diluted EPS Range	26%	28%

(1)Includes estimated transaction and integration costs related to the Marks Paneth acquisition. Such costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature.
(2)A reconciliation between income from continuing operations and adjusted income from continuing operations and a reconciliation between GAAP Diluted EPS and Adjusted Diluted EPS for fiscal year ended December 31, 2021 are presented as follows:

	Year Ended December 31, 2021
	In thousands	EPS
Income from continuing operations	$70,911	$1.32
Adjustments:
Gain on sale of operations, net	(6,311)	(0.12)
Legal settlement, net	30,468	0.57
Income tax effect related to adjustments	(5,746)	(0.11)
Adjusted income from continuing operations	$89,322	$1.66

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz